UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2012 (January 3, 2012)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York 14219-0228

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (716) 826-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Performance Units

On January 3, 2012 Gibraltar Industries, Inc. (the “Company”), acting pursuant to the recommendation of the Company’s Compensation Committee, made awards of Performance Units under the Company’s 2005 Equity Incentive Plan (the “Plan”). Under the form of award of the Performance Units (the “Award”), a recipient (the “Recipient”) is granted Performance Units that may be converted into cash if the Company achieves certain targeted levels of total shareholder return (“Company TSR”) compared to the total shareholder return of the Standard & Poors 600 Small Cap Index (“S&P 600 TSR”). Consistent with the Plan, the number of Performance Units which the Recipient is eligible to receive pursuant to the Award may be increased up to a maximum of 200% of the targeted award or decreased to the extent that the Company TSR exceeds or is less than the S&P 600 TSR.

Under the Award the Company TSR is evaluated over a performance period beginning January 1, 2012 and ending December 31, 2012 (the “Performance Period”). The Company TSR and S&P 600 TSR applicable to the Award in the Performance Period are determined according to a formula set forth in the Award.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Award, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits

10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award of Performance Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012

GIBRALTAR INDUSTRIES, INC.

/s/ Kenneth W. Smith
Name: Kenneth W. Smith
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

Exhibit 10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award of Performance Units.